Exhibit 99.4

SHARE FORM OF ACCEPTANCE
FOR ELIGIBLE SHAREHOLDERS

for use to accept the ISSF Offer with respect to
the ordinary shares of JSC Polymetal, with the state registration number 1-02-00412-D, each with a nominal value of 0.2 rubles (the “Polymetal Shares”)
by
PMTL HOLDING LIMITED
(incorporated and registered in Cyprus with its registered address at Arch. Makariou III 155 PROTEAS House, 5th Floor, P.C.
3026, Limassol, Cyprus registered number HE 272743)
A WHOLLY OWNED SUBSIDIARY OF POLYMETAL INTERNATIONAL PLC
to acquire up to 100% of the issued and outstanding share capital (whether in the form of Polymetal Shares or in the form of
Polymetal GDRs) of
JOINT STOCK COMPANY POLYMETAL
(incorporated and registered in the Russian Federation under the Main State Registration Number (OGRN) 1027802743308)
on the following basis:
for each Polymetal Share : 1 (one) share in Polymetal International PLC for each Polymetal GDR : 1 (one) share in Polymetal International PLC

(Polymetal Share — ISIN: RU000AOJP195)
(Polymetal RegS GDR — ISIN: US7317892021 / Common Code: 028168098 / CUSIP: 731789202)
(Polymetal 144A GDR — ISIN: US731789103 / Common Code: 028167695 / CUSIP: 731789103)

PLEASE CAREFULLY READ THE INSTRUCTIONS SET OUT HEREIN BEFORE COMPLETING AND SUBMITTING THIS SHARE FORM OF ACCEPTANCE AND UNDERTAKING ANY ACTIONS THEREUNDER
This document should be read in conjunction with the Institutional Share Swap Facility Offer Document dated 30 September 2011, as may be amended from time to time (the “Institutional Share Swap Facility”), which, together with this Share Form of Acceptance (the “Share Form of Acceptance”), and the GDR Forms of Acceptance, and any amendments or supplements thereto, contain the terms and conditions of the exchange offer (together with any amendments or supplements thereto, the “ISSF Offer”). Terms without definition shall have the same meaning assigned to them in the Institutional Share Swap Facility. All terms and conditions contained in the Institutional Share Swap Facility applicable to Polymetal Shares are deemed to be incorporated in, and form a part of, this Share Form of Acceptance (including with respect to procedures for submitting this Share Form of Acceptance and transferring the relevant Polymetal Shares to PMTL).
The Institutional Share Swap Facility will open for acceptances from 9 a.m., London time, on 30 September 2011, and will close for acceptances at noon, London time (being 3 p.m. Moscow time), on 21 October 2011 unless PMTL, in its sole discretion, extends the period during which the Institutional Share Swap Facility remains open for acceptances.
Duly completed Share Forms of Acceptance, as well as any documents required to be delivered together with this Share Form of Acceptance, must be delivered, as described in this Share Form of Acceptance, to ROST Corporate Project (as defined in the Institutional Share Swap Facility) during its normal business hours at the address indicated in this Share Form of Acceptance at the latest by noon, London time (being 3:00 p.m., Moscow time), on 21 October 2011 or such later date as to which the period for acceptances of the ISSF Offer is extended by PMTL and the Polymetal Shares, with respect to which the Share Form of Acceptance is submitted, must be transferred to the Depo Account (as defined in the Institutional Share Swap Facility) at the latest by noon, London time (being 3:00 p.m., Moscow time), on 21 October 2011 or such later date as to which the period during which the ISSF Offer is open for acceptances is extended by PMTL.
This Share Form of Acceptance is to be used only by Eligible Polymetal Shareholders that are considered the “owners” (vladelets) or “trustees” (doveritel’niy upravlyayuschiy) with respect to the relevant Polymetal Shares under Russian Law, held either in personal accounts in the Polymetal Register or in “depo” accounts with Russian depositaries (depozitarii), provided that the relevant trustees are acting as trustees (doveritel’nye upravlyayuschie) pursuant to the applicable Russian securities laws and have the authority to dispose of and exchange the relevant Polymetal Shares for New Polymetal Shares in the manner as set out in the Institutional Share Swap Facility and this Share Form of Acceptance pursuant to the relevant trust agreements. Please consult your brokers, legal counsel, financial and tax advisers to determine whether to accept the ISSF Offer.
Note: Prior to completing and submitting the Share Form of Acceptance and undertaking any actions thereunder, along with all other required documents, to ROST Corporate Project please read the attached instructions and the Institutional Share Swap Facility carefully. Acceptance of Share Forms of Acceptance that are incorrectly completed or that are incomplete or Share Forms of Acceptance submitted without the required documents may be refused. Share Form of Acceptance will not be accepted if the Polymetal Shares to which the Share Form of Acceptance relates are not transferred to the Depo Account at the latest by noon, London time (being 3:00 p.m., Moscow time), on 21 October 2011 or such later date as to which the period for acceptances of the ISSF Offer is extended by PMTL.

IMPORTANT INFORMATION FOR POLYMETAL SECURITYHOLDERS
NOT FOR DISTRIBUTION INTO AUSTRALIA, CANADA, ITALY OR JAPAN OR, SUBJECT TO CERTAIN EXCEPTIONS, THE RUSSIAN FEDERATION, OR ANY OTHER JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF RELEVANT LAWS OR REQUIRE REGISTRATION THEREOF.
THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.
The Institutional Share Swap Facility is being made to all existing Polymetal Securityholders outside of the Russian Federation, Canada, Australia, Italy and Japan who, under the laws of their jurisdictions, are permitted to participate in the Institutional Share Swap Facility as provided for in this document, and to certain existing Polymetal Securityholders who are residents of the Russian Federation that are “qualified investors” under Russian Law or otherwise permitted to participate in the Institutional Share Swap Facility under Russian law.
The Institutional Share Swap Facility does not, and is not intended to, constitute a public offer in the Russian Federation. This document and the information contained in it is not an offer, or an invitation to make an offer, sell, purchase, exchange or transfer any securities or other financial instruments in the Russian Federation or to or for the benefit of any Russian person who are not “qualified investors” (as defined under Russian law) or otherwise permitted to receive foreign securities under Russian law, and does not purport to constitute an offering to persons resident, incorporated or registered in the Russian Federation who are not “qualified investors” (as defined under Russian law) or an advertisement of any securities or other financial instruments in the Russian Federation. The information contained in this document must not be passed on to third parties or otherwise be made publicly available in the Russian Federation. Distribution of this document does not constitute a placement and/or public circulation of securities or other financial instruments in the Russian Federation. The shares of Polymetal International PLC (“New Polymetal Shares”) have not been registered in the Russian Federation and are not intended for admission to “placement” and/or “public circulation” in the Russian Federation. This document has not been registered and/or filed or approved by a competent authority in the Russian Federation and is not intended to be made publicly available in the Russian Federation. ANY PERSON INCORPORATED OR REGISTERED OR RESIDENT OF THE RUSSIAN FEDERATION WHO HAS OBTAINED A COPY OF THIS DOCUMENT AT AN ADDRESS WITHIN THE RUSSIAN FEDERATION AND WHO IS NOT A “QUALIFIED INVESTOR” (AS DEFINED IN ARTICLE 51.2 OF THE RUSSIAN SECURITIES MARKET LAW) OR AN ELIGIBLE EMPLOYEE IS REQUIRED TO DISREGARD IT.
The Institutional Share Swap Facility does not constitute an offer to exchange or the solicitation of an offer to exchange securities in any circumstances in which such offer or solicitation is unlawful. The Institutional Share Swap Facility is not being made, directly or indirectly, to persons in jurisdictions in which the making of the Institutional Share Swap Facility or the distribution of this document or the New Polymetal Shares would constitute a violation of the relevant laws of such jurisdiction. The distribution of this document or the New Polymetal Shares in jurisdictions other than Jersey may be restricted by law. Therefore, persons into whose possession this document comes should inform themselves about and observe any such restrictions. Any failure to comply with such restrictions may constitute a violation of the securities laws of any such jurisdiction.
Each Eligible Polymetal Securityholder should consult at its own expense its own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding its acceptance of the Institutional Share Swap Facility and holding New Polymetal Shares. In particular Eligible Polymetal Securityholders should be aware that the exchange of Polymetal Securities pursuant to the Institutional Share Swap Facility will have certain tax consequences, and are urged to consult at their own expense with their tax advisors with respect to those consequences in considering the Institutional Share Swap Facility.
No action has been or will be taken in any jurisdiction (other than Jersey) that would permit a public offering of New Polymetal Shares, or possession or distribution of this document or any other offering material in relation to New Polymetal Shares or the Institutional Share Swap facility referred to in this document in any country or jurisdiction where action for that purpose is required. Accordingly, New Polymetal Shares may not be offered or sold, directly or indirectly, and neither this document nor any other offering material or advertisement in connection with the Institutional Share Swap facility or New Polymetal Shares may be distributed or published in or from any country or jurisdiction except in circumstances that will result in compliance with any and all applicable rules and regulations of any such country or jurisdiction. This document does not constitute an offer to subscribe for or buy New Polymetal Shares to any person in any jurisdiction to whom it is unlawful to make such offer.

This document is not a prospectus for the purposes of EU Directive 2003/71/EC (such Directive and amendments thereto, including Directive 2010/73/EU, to the extent implemented in any relevant home Member State, together with any applicable implementing measures in the relevant home Member State under such Directive, the “Prospectus Directive”). A prospectus has not been and will not be prepared in accordance with the Prospectus Directive in relation to New Polymetal Shares in connection with the Institutional Share Swap Facility.
The relevant clearances have not been, and will not be, obtained from the Securities Commission of any province or territory of Canada; no document in relation to the distribution of New Polymetal Shares has been, or will be lodged with, or registered by, The Australian Securities and Investments Commission; and no registration statement has been, or will be, filed with the Japanese Ministry of Finance in relation to the distribution of New Polymetal Shares. Accordingly, subject to certain exceptions New Polymetal Shares may not, directly or indirectly, be offered or sold within Canada, Australia or Japan or offered to or sold to a resident of Canada, Australia or Japan.
The documentation relating to the ISSF has not been submitted to the Commissione Nazionale per le Società e la Borsa. Accordingly the New Polymetal Shares are not being offered to Polymetal Securityholders in Italy and the ISSF is not available to such persons.
GENERAL
Neither the delivery of this document nor any exchange of securities shall, under any circumstances, create any implication that the information contained herein is current as of any time subsequent to the date of such information.
All electronic and hardcopy documents sent to, by, from or on behalf of Polymetal Securityholders will be sent entirely at their own risk. None of New Polymetal, PMTL, Polymetal or their appointed agents are responsible for any loss or damage suffered in acting on the information provided by, or on behalf of, Polymetal Securityholders in this Share Form Acceptance or accompanying documentation.
UNITED STATES
The New Polymetal Shares have not been and will not be registered under the Securities Act or the securities laws of any state of the U.S., and may not be offered, sold, delivered or transferred except pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act and applicable U.S. state securities laws.
NEITHER THE SEC NOR ANY U.S. STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN CONNECTION WITH THE INSTITUTIONAL SHARE SWAP FACILITY, PASSED UPON THE FAIRNESS OR MERITS OF THE INSTITUTIONAL SHARE SWAP FACILITY OR DETERMINED WHETHER THIS DOCUMENT OR THE ADDITIONAL INFORMATION DOCUMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.
The Institutional Share Swap Facility is made for the securities of a company incorporated outside the United States and is not subject to the disclosure requirements of the United States. Some of the financial statements included in the Additional Information Document have been prepared in accordance with International Financial Reporting Standards, which are not comparable to US generally accepted accounting principles, as adopted by United States companies.
It may be difficult for US holders of New Polymetal Shares to enforce their rights and any claim they may have arising under the US federal securities laws, since Polymetal International PLC is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. US holders of New Polymetal Shares may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the US securities laws. It may be difficult to compel a company incorporated outside the United States and its affiliates to subject themselves to a US court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the Institutional Share Swap Facility, such as in open market or privately negotiated purchases. If you have sold or otherwise transferred all your Polymetal Shares, or any beneficial interest therein, please send this document and the accompanying documentation as soon as possible to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for delivery to the purchaser or transferee. However, such documents should not be distributed, forwarded or transmitted in or into Australia, Canada, Italy or Japan or, subject to certain exceptions, the Russian Federation, or any other jurisdiction where the extension or availability of the Institutional Share Swap Facility or this document would constitute a violation of relevant laws or require registration of the ISSF, New Polymetal Shares, this document, or any other document or matter relating to the ISSF. If you have sold or otherwise transferred only part of your Polymetal Shares, or any beneficial interest therein, you should retain this document and the accompanying documentation.
This Document and the ISSF are not being made available to residents of Connecticut, Illinois, Massachusets, Maryland or Oregon save to persons who are US State Exempt Institutional Investors. Accordingly this Document should not be sent to any resident of any such state who is not a US State Exempt Institutional Investor.
NOTICE TO NEW HAMPSHIRE RESIDENTS
NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES (“RSA 421-B”) WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.
Neither the delivery of this document nor any exchange of securities shall, under any circumstances, create any implication that the information contained herein is current as of any time subsequent to the date of such information.
RUSSIA
THE INFORMATION CONTAINED IN THIS DOCUMENT IS ADDRESSED EXCLUSIVELY TO ELIGIBLE POLYMETAL SHAREHOLDERS, WHO ARE EITHER (I) INDIVIDUALS OR LEGAL ENTITIES INCORPORATED AND REGISTERED, AS APPLICABLE, OUTSIDE THE RUSSIAN FEDERATION, OR (II) INDIVIDUALS OR LEGAL ENTITIES INCORPORATED, REGISTERED AND/OR RESIDENT IN THE RUSSIAN FEDERATION AND WHO ARE “QUALIFIED INVESTORS” UNDER ARTICLE 51.2 OF THE RUSSIAN SECURITIES MARKET LAW OR OTHERWISE PERMITTED TO RECEIVE NEW POLYMETAL SHARES UNDER RUSSIAN LAW. NEITHER THIS DOCUMENT, THE INSTITUTIONAL SHARE SWAP FACILITY NOR ANY INFORMATION CONTAINED HEREIN CONSTITUTE A PUBLIC OFFER, AN ADVERTISEMENT OR AN OFFER OF SECURITIES TO AN UNLIMITED NUMBER OF PERSONS WITHIN OR OUTSIDE THE TERRITORY OF THE RUSSIAN FEDERATION, PURSUANT TO RUSSIAN LAW.

AUSTRIA
This document is only directed at those persons resident in Austria who are “qualified investors” within the meaning of Article 2(1)(e) of the European Prospectus Directive and Section 1 subsection 3 no. 5a of the Austrian Capital Market Act (Kapitalmarktgesetz) or who are persons to whom an offer of transferable securities may otherwise be made without the requirement for an approved prospectus pursuant to Section 2 subsection 1 of the Austrian Capital Market Act (all such persons together referred to as “Austrian Relevant Persons”). The New Polymetal Shares are not registered or otherwise authorised for public offer under the Austrian Capital Market Act, the Investment Funds Act 2011 (Investmentfondsgesetz 2011) or any other relevant securities legislation in Austria. Accordingly, the New Polymetal Shares may not be, and are not being, offered or advertised publicly or offered similarly under either the Austrian Capital Market Act, the Investment Funds Act or any other relevant securities legislation in Austria. This document must not be relied on or acted upon by persons who are resident in Austria and who are not Austrian Relevant Persons. In respect of Austrian residents, the Institutional Share Swap Facility to which this document relates is available only to Austrian Relevant Persons and will be engaged in only with Austrian Relevant Persons.
BERMUDA
This document has not been, and will not be, filed or registered under the under the laws and regulations of Bermuda, nor has any regulatory authority in Bermuda passed comment upon or approved the accuracy or adequacy of this document. The New Polymetal Shares may not be offered to the public in Bermuda, except in compliance with the prospectus rules of the Companies Act 1981 of Bermuda (as amended) and the provisions of the Investment Business Act 2003 (as amended) of Bermuda, which regulate the sale of securities in Bermuda. This document and other documents relating to the Institutional Share Swap Facility or the New Polymetal Shares are strictly confidential and may not be distributed to any person or entity other than the recipients hereof.”
CYPRUS
This document is only directed at those persons resident in Cyprus who are “qualified investors” within the meaning of Article 2(1) (e) of the European Prospectus Directive and the Cyprus national law implementing the European Prospectus Directive (Public Offer and Prospectus Law, No. 114 (I) of 2005).
This document has not been, and will not be submitted for approval to the Cyprus Securities and Exchange Commission (“CySEC”), the Cyprus regulatory authority, and consequently the New Polymetal Shares will not be offered, advertised, distributed, marketed or sold, whether directly or indirectly, to the public in Cyprus. This document or any other document relating to the Institutional Share Swap Facility or the New Polymetal Shares, as well as any disclosure statements or information therein relating to the New Polymetal Shares will not be released, issued, published, communicated, advertised or disseminated to the public in Cyprus.
The New Polymetal Shares may be offered, marketed or sold in Cyprus if addressed or sold to professional investors or in circumstances where the offer, marketing or sale of the New Polymetal Shares is permitted under the Cyprus national law implementing the Prospectus Directive (Public Offer and Prospectus Law, No. 114 (I) of 2005) and Directive 2004/39/EC of the European Parliament and of the Council of 21 April 2004 (Investment Services and Activities and Regulated Markets Law, No. 144 (I) of 2007).
This document does not constitute investment advice or a recommendation under Cyprus law, nor does it constitute an offer of securities in Cyprus, it is not intended to be and must not be distributed to the information distribution channels or the public in Cyprus, nor (when distributed by a duly licensed investment firm established or operating through a branch in Cyprus) to any person in Cyprus other than a “professional client” as defined in the Law on Investment Services and Activities and Regulated Markets (Law No. 144 (I) 2007).
The materials relating to the ISSF may not be used for solicitation purposes for or in connection with the acquisition of the New Polymetal Shares in circumstances under which is unlawful under Cyprus laws to make such an offer or solicitation.

EEA
This document is only addressed to and directed at persons in member states of the European Economic Area which have implemented the Prospectus Directive who are “qualified investors” within the meaning of Article 2(1)(e) of the Prospectus Directive (“EEA Qualified Investors”).
FRANCE
In respect of French residents and within France, this document is only directed at (i) persons providing investment services relating to portfolio management for the account of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers) and/or (ii) qualified investors (investisseurs qualifiés) acting for their own account, all as defined in, and in accordance with, Articles L. 411-1, L. 411-2, D. 411-1 to D. 411-3, D. 734-1, D. 744-1, D. 754-1 and D. 764- 1 of the French Monetary and Financial Code (Code monétaire et financier) (all such persons together referred to as “French Relevant Persons”).
This document has not been prepared in the context of a public offering of financial instruments within the meaning of Article L. 411-1 of the French Monetary and Financial Code and has therefore not been submitted to the clearance procedure of the French Financial markets authority (Autorité des marchés financiers) or notified to the French Financial markets authority after clearance of the competent stock market authority. In the event that the New Polymetal Shares, purchased or subscribed to by investors of the types specified above, are offered or resold, directly or indirectly, to the public in France, the conditions relating to public offerings set forth in Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Monetary and Financial Code and applicable regulations thereunder must be complied with.
The New Polymetal Shares must not be distributed within France by way of a public offer, public advertisement or in any similar manner and this document and any other document relating to the Institutional Share Swap Facility or the New Polymetal Shares, as well as information contained therein, may not be supplied to the public in France or used in connection with any offer for subscription of New Polymetal Shares to the public in France. This document and other documents relating to the Institutional Share Swap Facility or the New Polymetal Shares are strictly confidential and may not be distributed to any person or entity other than the recipients hereof. This document must not be relied on or acted upon by persons in France who are not French Relevant Persons. The Institutional Share Swap Facility to which this document relates is available only to persons in France who are French Relevant Persons and only will be engaged in with persons in France who are French Relevant Persons.
Any subsequent resale of the New Polymetal Shares in France may only be made in accordance with the French Monetary and Financial Code and other applicable French laws.
ITALY
The ISSF is not being made in the Republic of Italy (“Italy”). This document and the other documents relating to the ISSF have not been submitted to the clearance procedure of the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian laws and regulations. Accordingly Polymetal Securityholders are notified that, to the extent such Polymetal Securityholders are located or resident in Italy, the ISSF is not available to them and they may not exchange Polymetal Securities for New Polymetal Shares in the ISSF, nor may the New Polymetal Shares be offered, sold or delivered in Italy and, as such, any instructions received from or on behalf of such persons will be ineffective and void, and neither this document nor any other documents or materials relating to the ISSF, the Polymetal Securities or the New Polymetal Shares may be distributed or made available in Italy.
KAZAKHSTAN
This document has not been, and will not be, submitted to or registered with the National Bank of the Republic of Kazakhstan. This document is addressed and communicated in Kazakhstan solely to a limited number of selected potential participants in the Institutional Share Swap Facility. The New Polymetal Shares are not subject to state registration in Kazakhstan. Distribution of this document does not and is not intended to constitute a public offering or an advertisement of the New Polymetal Shares in Kazakhstan.

LUXEMBOURG
The New Polymetal Shares are offered only to (i) ‘qualified investors’ within the meaning of article 2.1.j of the Law of 10 July, 2005 on prospectuses for securities (loi du 10 juillet 2005 relative aux prospectus pour valeurs mobilières) or (ii) to persons other than ‘qualified investors’ in circumstances that do not require the approval of a prospectus compliant with the provisions of the European Prospectus Directive and the publication of such prospectus in accordance with the Law of 10 July, 2005 on prospectuses for securities (loi du 10 juillet 2005 relative aux prospectus pour valeurs mobilières) (all such persons together referred to as “Lux Relevant Persons”).
NORWAY
The New Polymetal Shares may not be offered, sold or distributed in Norway except in circumstances which do not constitute a public offer of securities in Norway within the meaning of the Norwegian Securities Trading Act 2007 (“STA”) with appurtenant regulations. This document has not been produced in accordance with the prospectus requirements laid down or with legal basis in the STA and has not been approved or disapproved by, or registered with, the Financial Supervisory Authority of Norway (Finanstilsynet), nor the Norwegian Registry of Business Enterprises. This document is only and exclusively directed to the addressees of this offer and cannot be distributed, offered or presented, either directly or indirectly, to other persons or entities domiciled in Norway without the prior written consent of PMTL. Each Polymetal Securityholder should carefully consider individual tax and other issues before deciding to accept the ISSF.
SPAIN
This document is only directed at those persons resident in Spain who are “qualified investors” within the meaning of Article 2(1) (e) of the European Prospectus Directive and qualified investors (inversores cualificados) investing for their own account, as defined in, and in accordance with, article 30bis of the Law 24/1998, of 28 July 1988 (Ley del Mercado de Valores) and article 41.1 of the Royal Decree 1310/2005, of 4 November 2005 (“Spanish Relevant Persons”). This document has not been submitted to, nor has it been approved by, the Comisión Nacional del Mercado de Valores (CNMV), the Spanish Stock Exchange Commission, or any other regulatory authority in Spain. The New Polymetal Shares must not be distributed within Spain by way of a public offer, public advertisement or in any similar manner and this document and any other document relating to the Institutional Share Swap Facility or the New Polymetal Shares, as well as information contained therein, may not be supplied to the public in Spain or used in connection with any offer for subscription of New Polymetal Shares to the public in Spain. This document and other documents relating to the Institutional Share Swap Facility or the New Polymetal Shares are strictly confidential and may not be distributed to any person or entity other than the recipients hereof. This document must not be relied on or acted upon by persons resident in Spain who are not Spanish Relevant Persons. In respect of Spanish residents, the Institutional Share Swap Facility is available only to Spanish Relevant Persons and will be engaged in only with Spanish Relevant Persons.
Any subsequent resale of the New Polymetal Shares in Spain may only be made in accordance with the Law 24/1998, of 28 July 1988 and other applicable Spanish laws.
SWEDEN
This document and the Institutional Share Swap Facility are only directed at qualified investors within the meaning of Chapter 1, Section 1 of the Swedish Financial Instruments Trading Act (SFS 1991:980), defined as follows, (i) legal entities licensed to participate in the financial markets; (ii) legal entities whose operations exclusively pertain to investments in transferable securities; (iii) nations, regions, national and regional authorities, central banks, and the European Central Bank as well as the European Investment Bank, the International Monetary Fund and other similar international or supranational organisations; (iv) legal entities who, during each of the two preceding financial years, have fulfilled not less than two of the following three requirements: (A) the average number of employees of the entity is not less than 250; (B) the net value of assets as shown on the balance sheet of the entity exceeded the equivalent of 43 million Euros; and (C) net turnover as shown on the profit and loss account of the entity exceeded the equivalent of 50 million Euros; and (v) legal entities, other than those included in (i) — (iv), and natural persons who are considered to be qualified investors in any country within the EEC (“Swedish Relevant Persons”).

The New Polymetal Shares must not be distributed within Sweden by way of a public offer, public advertisement or in any similar manner and this document and any other document relating to the Institutional Share Swap Facility or the New Polymetal Shares, and the information contained therein, may not be supplied to the public in Sweden or used in connection with any offer for subscription of New Polymetal Shares to the public in Sweden. This document and other documents relating to the Institutional Share Swap Facility or the New Polymetal Shares are strictly confidential and may not be distributed to any person or entity other than the recipients hereof. This document must not be relied on or acted upon by persons in Sweden who are not Swedish Relevant Persons. The Institutional Share Swap Facility to which this document relates is available in Sweden only to Swedish Relevant Persons and will be engaged in, in Sweden, only with Swedish Relevant Persons.
SWITZERLAND
The New Polymetal Shares may not be publicly offered, sold or advertised directly or indirectly in Switzerland and will not be listed on the SIX Swiss Exchange Limited (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance of prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland and this document and any other offering or marketing materials relating to the ISSF or the New Polymetal Shares do not constitute such an issuance or listing prospectus. Neither this document nor any other offering or marketing material relating to the New Polymetal Shares or the Institutional Share Swap Facility may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the Institutional Share Swap Facility, Polymetal International PLC, PMTL or Polymetal and its subsidiaries or the New Polymetal Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the Institutional Share Swap Facility will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the Institutional Share Swap Facility has not been and will not be authorised under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of New Polymetal Shares.
UNITED KINGDOM
This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or other persons to whom it may lawfully be communicated (all such persons together being referred to as “UK Relevant Persons”). The New Polymetal Shares are only being offered to, and any agreement to acquire such securities will be entered into only with, Eligible Polymetal Securityholders who are UK Relevant Persons. Any person who is not a UK Relevant Person should not act or rely on this document or any of its contents.

TABLE OF CONTENT

1. ACTIONS TO BE TAKEN	25

2. INSTRUCTIONS ON HOW TO COMPLETE THE SHARE FORM OF ACCEPTANCE	37

3. FORM OF ACCEPTANCE	43

ANNEX 1	70

1. ACTIONS TO BE TAKEN
1.1	In order for this Share Form of Acceptance to constitute a valid acceptance of the ISSF Offer you should:
(a)	Transfer (or procure the transfer of) the Polymetal Shares with respect to which the ISSF Offer has been accepted to the Depo Account at the latest by noon, London time (being 3:00 p.m., Moscow time), on 21 October 2011 or such later date as to which the period for acceptances of the ISSF Offer is extended by PMTL;
AND
(b)	Deliver the duly completed and executed Share Form of Acceptance (with all attachments, as may be required) to the ROST Corporate Project at the latest by noon, London time (being 3:00 p.m., Moscow time), on 21 October 2011 or such later date as to which the period for acceptances of the ISSF Offer is extended by PMTL by courier or post or fax or email to ROST Corporate Project at the following addresses:
Joint Stock Company “R.O.S.T. Corporate Project”
Stromynka Street 18, building 13
107996 Moscow
email: depo@rostcp.ru
telephone: +7 (495) 980-9056
fax: +7 (495) 980-9056
1.2 If you delivered your Share Form of Acceptance to ROST Corporate Project by fax or email in accordance with Section 1.1(b) above, you should also deliver the original executed version (hard copy of executed original) of your Share Form of Acceptance by courier or post to ROST Corporate Project at the address indicated above so as to be received by ROST Corporate Project no later than 5 p.m. (Moscow time) on 30 October 2011.
1.3 You must not sign this Share Form of Acceptance and you must not transfer Polymetal Shares under the Institutional Share Swap Facility and its terms if (i) you are located in Australia, Canada, Italy or Japan or (ii) you are a legal entity or individual incorporated, registered and/or resident in the Russian Federation and (a) you are not a “qualified investor” as defined under Article 51.2 of the Russian Securities Market Law or, in case of individual, (b) are not entitled to receive New Polymetal Shares under terms of your valid and existing employment agreements at the date(s) of the Institutional Share Swap Facility and the receipt of New Polymetal Shares, or (iii) if you are located in any other jurisdiction where the extension, execution or availability of the ISSF Offer are restricted or unlawful.
1.4 If you are a legal entity or individual incorporated, registered and/or resident in the Russian Federation, you must confirm that you satisfy the applicable criteria and legal definition of the “qualified investor” under Article 51.2 of the Russian Securities Market Law and provide the supporting documents together with your Share Form of Acceptance (the list of relevant supporting documents is provided in paragraph 1.9 below). If you are an individual being resident (national) of the Russian Federation and entitled to receive New Polymetal Shares under terms of your valid and existing employment agreement(s) (“Employment Contract”) at the date of the Institutional Share Swap Facility (“Eligible Employee”), you must provide information about the number and date of your Employment Contract together with your Share Form of Acceptance and provide a copy of relevant terms of your Employment Contract permitting the receipt of New Polymetal Shares upon request of PMTL or ROST Corporate Project.
1.5 Where you accept the ISSF Offer and have a personal account directly with the Polymetal Register, information provided by you in the Share Form of Acceptance must be exactly as contained in the Polymetal Register. Thus, you are urged to update your details contained in the Polymetal Register prior to transferring the Polymetal Shares to PMTL’s personal securities account in the Polymetal Register under the terms of the Institutional Share Swap Facility and submitting your Share Forms of Acceptance to ROST Corporate Project.

1.6 If you are accepting the ISSF Offer through your depositaries (custodians) or other nominee holders, you are urged to consult your depositaries (custodians) and/or other nominee holders with any questions relating to the applicable procedures of transferring the Polymetal Shares to the Depo Account and submitting the Share Form of Acceptance to ROST Corporate Project.
1.7 The procedures you need to follow to complete and submit the Share Form of Acceptance, as well as the list of documents to be submitted therewith, may differ depending on whether your rights to Polymetal Shares are recorded in your personal account in the Polymetal Register or in a “depo” account with a Russian depositary (custodian) or nominee holder.
1.8 If you are accepting the ISSF Offer, you or your authorised representative(s) must:
(i)	at or prior to transferring the Polymetal Shares to the Depo Account and submitting your Share Form of Acceptance, update your respective details and details of your securities account contained in the Polymetal Register or in a Russian depositary (custodian) or nominee holder (depending on whether your rights to Polymetal Shares are recorded in your personal account in the Polymetal Register or in a “depo” account with a Russian depositary (custodian) or nominee holder) and provide respective institution with any documents required or requested for these purposes;

(ii)	properly complete and sign your Share Form of Acceptance;

(iii)	prior to submitting your Share Form of Acceptance instruct ROST Registrar or your Russian depositary (custodian) or nominee holder (depending on whether your rights to Polymetal Shares are recorded in your personal account in the Polymetal Register or in a “depo” account with a Russian depositary (custodian) or nominee holder) to transfer the Polymetal Shares to which the Share Form of Acceptance relates to the Depo Account;

(iv)	at the delivery and submitting your Share Form of Acceptance, provide ROST Corporate Project with:
(A)	if your rights to Polymetal Shares are recorded in your personal account in the Polymetal Register, a copy of properly executed transfer order to transfer the Polymetal Shares to which the Share Form of Acceptance relates to the Depo Account, accepted by the ROST Registrar for processing. PLEASE NOTE: The transfer order must indicate the following reason for the transfer of the specified number of Polymetal Shares to PMTL: “ISSF Offer by PMTL accepted by: (please indicate here your passport number (in case of an individual) or official state/main registration number or number in applicable state or commercial register in your jurisdiction (in case of a corporate) and official full legal name, or in case there is not enough space in the transfer order for official full legal name, your official short legal name)”;

(B)	if your rights to Polymetal Shares are recorded in a “depo” account with a Russian depositary (custodian) or nominee holder, a copy of properly executed instruction, accepted by your depositary (custodian) for processing, to transfer the Polymetal Shares to which the Share Form of Acceptance relates to the Depo Account. PLEASE NOTE: The transfer instruction to your depositary must contain the reason for the transfer of the specified number of Polymetal Shares to PMTL: “ISSF Offer by PMTL accepted by: (please indicate here your passport number (in case of an individual) or official state/main registration number or number in applicable state or commercial register in your jurisdiction (in case of a corporate) and official full legal name, or in case there is not enough space in the transfer order for official full legal name, your official short legal name)”;

(C)	properly completed and signed Share Form of Acceptance; and

(D)	documents, confirming your status of “qualified investor” pursuant to the Russian Securities Market Law as set out in paragraph 1.9 below, or information about the number and date of your Employment Contract (as applicable);
(v)	comply with any other applicable requirements and provide such other documents as may be required by the Institutional Share Swap Facility and this Share Form of Acceptance.

1.9 If you are a legal entity or individual incorporated, registered and/or resident in the Russian Federation, you must confirm that you meet the criteria and fall within the definition of “qualified investor” under Article 51.2 of the Russian Securities Market Law by providing relevant confirmatory documents to ROST Corporate Project together with the signed Share Form of Acceptance, unless you are the Eligible Employee. The following documents must be provided to confirm the status of “qualified investor” under Russian Securities Market Law:
(a)	with respect to legal entities that are “qualified investors” explicitly listed in paragraph 2 of Article 51.2 of the Russian Securities Market Law (including, among others, brokers, dealers and trust managers; credit institutions; joint-stock investment funds; management companies of investment funds and non-government pension funds; insurance organisations; non-governmental pension funds) a copy of the licence issued to you pursuant to the Russian Securities Market Law or other applicable Russian laws authorising relevant types of activities listed in paragraph 2 of Article 51.2 of the Russian Securities Market Law, if such activities are licensed under Russian law (where applicable);
(b)	with respect to legal entities and individuals that were recognised as “qualified investors” by entities authorised to effect such recognition pursuant to the Russian Securities Market Law and the applicable FSFM regulations an extract from the register of persons and entities recognised as “qualified investors” at least with respect to foreign securities similar to the New Polymetal Shares issued by broker, manager or other person authorised to hold such registers pursuant to Russian law as at the most recent date as reasonably possible (original copy);
PLEASE NOTE: If you are a “qualified investor” not listed in paragraph 2 of Article 51.2 of the Russian Securities Market Law you may only receive the New Polymetal Shares through a Russian broker authorised to accept such securities on your behalf. Details of such Russian broker must be provided in the Share Form of Acceptance. A copy of a licence issued to such broker and evidence of such broker’s authority to act on your behalf for the purpose of ISSF must be attached to your Share Form of Acceptance.
1.10 If you are an Eligible Polymetal Shareholder in the United Kingdom, in order to be treated as valid, any Share Form of Acceptance provided by you must include your name and the number allocated to you in the FSA’s register of authorised persons.
1.11 If you are an Eligible Polymetal Shareholder and is resident in Austria, in order to be treated as valid the Share Form of Acceptance provided by you must include your name and address and confirmation of which one of the following two Options (as defined below) is applicable (and the relevant Option must be completed to the satisfaction of PMTL):
(a)	if you are a credit institution, investment firm, other licensed or supervised financial institution, insurance company, undertaking for collective investment (or a management company of such an undertaking) or pension fund or a management company of any such person (in each case resident in Austria) such name and address must be shown in an on-line search of the license database (Konzessionsdatenbank) of the Austrian Financial Markets Authority (Finanzmarktaufsichtsbehörde) carried out by or on behalf of PMTL (the Austrian Option (a));

(b)	if you are a: (i) commodity dealer (Warenhändler); (ii) unlicensed and unsupervised institution whose sole purpose is to invest in securities; or (iii) company which meets two of the three following criteria according to their last financial statements or consolidated financial statements:
(i)	an average number of employees in the last business year of 250 or more persons,

(ii)	total assets of at more than EUR 43 million;

(iii)	annual net sales revenues of more than EUR 50 million,
(the Austrian Option (b), and together with the Austrian Option (a), the Options)
you must provide to PMTL Holding Limited, c/o Mag. Florian Knotzer, Freshfields Bruckhaus Deringer LLP, Seilergasse 16, 1010 Vienna, Austria prior to noon, London time, (being 3 p.m. Moscow time) on 21 October 2011, your financial statements verifying that such criteria are met.

1.12 For a Share Form of Acceptance to be deemed complete, the Share Form of Acceptance must contain correct and valid details of an account for delivery of the New Polymetal Shares, to which the Eligible Polymetal Shareholder participating in the Institutional Share Swap Facility will be entitled, which should be either (i) a valid CREST participant ID and CREST member account ID (including contact details at the bank/brokerage/nominee firm in whose name such account is); (ii) a valid Euroclear participant number and account details (including contact details at the bank/brokerage firm in whose name such account is); or (iii) a valid Clearstream participant number and account details (including contact details at the bank/brokerage firm in whose name such account is) (the Clearing System Account). Share Forms of Acceptance not including Clearing System Account details may not be accepted. If PMTL is unable to deliver the New Polymetal Shares to the Clearing System Account, details of which are provided by an Eligible Polymetal Shareholder it may consider such person’s acceptance of the ISSF as valid and issue such New Polymetal Shares into such person’s name and issue a share certificate which should be collected by such Eligible Polymetal Shareholder from the registered office of New Polymetal.
1.13 The number of Polymetal Shares to be indicated in the applicable Share Form of Acceptance:
(a)	The number of Polymetal Shares indicated in the applicable Share Form of Acceptance must correspond to the number of Polymetal Shares credited to the Depo Account from your account (or account of your depositary (custodian)/nominee holder) or account of your trustee (doveritel’ny upravlyayuschiy) within ROST Corporate Project’s books and records.

(b)	If the number of Polymetal Shares indicated in the Share Form of Acceptance exceeds the number of Polymetal Shares credited to the Depo Account from your account (or account of your depositary (custodian)/nominee holder) or account of your trustee (doveritel’ny upravlyayuschiy) within ROST Corporate Project’s books and records, the Share Form of Acceptance will be accepted only with respect to such number of Polymetal Shares as have been credited to the Depo Account ROST Corporate Project’s books and records.

(c)	If the number of Polymetal Shares indicated in the Share Form of Acceptance is less than the number of Polymetal Shares credited to the Depo Account from your account (or account of your depositary (custodian)/nominee holder) or account of your trustee (doveritel’ny upravlyayuschiy) within ROST Corporate Project’s books and records, the number of Polymetal Shares as have been credited to the Depo Account within ROST Corporate Project’s books and records will be deemed to be the number of Polymetal Shares with respect to which you accept the ISSF Offer.

(d)	If you have submitted more than one Share Form of Acceptance, the latest Share Form of Acceptance will be accepted as containing the correct details, however, you will be deemed to have accepted the ISSF Offer with respect to such number of Polymetal Shares as have been credited to the Depo Account within ROST Corporate Project’s books and records prior to noon, London time (being 3:00 p.m., Moscow time), on 21 October 2011 or such later date as to which the period for acceptances of the ISSF Offer is extended by PMTL, regardless of the number of Polymetal Shares indicated in such latest Share Form of Acceptance or any of the previously submitted by you Share Forms of Acceptance.

(e)	If you have submitted Share Form of Acceptance but the Polymetal Shares, with respect to which you have submitted the Share Form of Acceptance, are not credited to the Depo Account within ROST Corporate Project’s books and records prior to noon, London time (being 3:00 p.m., Moscow time), on 21 October 2011 or such later date as to which the period for acceptances of the ISSF Offer is extended by PMTL, such acceptance of the ISSF Offer is deemed invalid. PMTL may, at its own discretion, agree to accept Polymetal Shares received following such date upon a separate confirmation to you.

(f)	If the Polymetal Shares with respect to which you would like to accept the ISSF Offer are held on different accounts (including on depo accounts opened with different depositaries, or on one or more depo accounts and a personal securities account in the Polymetal Register), you may submit separate Share Forms of Acceptance with respect to Polymetal Shares held on each such account, indicating in each Share Form of Acceptance the relevant number of Polymetal Shares held on the relevant account and providing the documents required to be provided with each Share Form of Acceptance. Paragraph 1.13(d) above will apply if you submit more than one Share Form of Acceptance with respect to Polymetal Shares held on one and the same account.
1.14 Any Share Form of Acceptance to have been submitted to ROST Corporate Project from (i) an entity or individual who is incorporated, registered and/or resident in the Russian Federation and not falling within the definition of “qualified investors” under Russian Securities Market Law, or, in case of individual, (ii) is not an Eligible Employee, are invalid and will be rejected.

1.15 Any Share Form of Acceptance to have been submitted to ROST Corporate Project from entities or individuals who are in the United Kingdom or residents in Austria and do not meet the criteria provided in paragraphs 1.10 or 1.11 above (as applicable) and/or have not provided to PMTL Holding Limited, c/o Dr Stephan Dachingar, Freshfields Bruckhaus Deringer LLP, Seilergasse 16, 1010 Vienna, Austria the requested financial statements (as applicable), are invalid and will be rejected.
1.16 Unless otherwise provided in this Share Form of Acceptance and the ISSF Offer Document, ROST Corporate Project reserves the right to treat as valid, in whole or in part, any Share Form of Acceptance that is not entirely in order or that is incomplete.
1.17 This Share Form of Acceptance is made available in English with a Russian translation, the Russian translation of this Share Form of Acceptance is provided for information purposes only and in the event of any conflict between the Russian and the English versions the English text of this Share Form of Acceptance and the Institutional Share Swap Facility shall prevail for any and all purposes.
1.18 Upon your request or request of your authorised representative, the ROST Corporate Project shall issue to you or your authorised representative a receipt for submitted documents.
1.19 A fee will be charged by ROST Registrar, ROST Corporate Project and, if applicable, the Russian depositaries acting as nominee holders (as the case may be) for the transfer of Polymetal Shares:
(a)	from Eligible Polymetal Shareholders’ accounts to the Depo Account; and

(b)	if the ISSF Offer is terminated for any reason, from the Depo Account to the accounts of Eligible Polymetal Shareholders or the relevant Russian depositaries acting as their nominee holders.
Costs and fees charged by ROST Registrar, ROST Corporate Projects, Russian depositaries (custodians) and nominee holders, if any (as applicable), shall be borne by the relevant Eligible Polymetal Shareholders.
1.20 Questions and requests for assistance in connection with accepting the Institutional Share Swap Facility (and the relevant acceptance procedures in connection thereto) may be directed to DF King Worldwide (Europe) Limited acting as Information Agent using the following contact details:
Email: Polymetal@king-worldwide.com
London
One Ropemaker Street
London EC2Y 9AW
Pan-European Help Lines:
00 800 5464 5464
+44 20 7920 9700

Moscow
Capital Plaza
4th Lesnoy pereulok, 4 -
125047 Moscow
Russian Language Help Line:
+7 (495) 663 80 36

New York
48 Wall Street
New York, NY 10005
North American Help Lines:
+1 (800) 290 6431
+1 (212) 269 5550
1.21 Questions and requests for assistance in connection with the Share Forms of Acceptance may also be directed to ROST Corporate Project using the following contact details:
Joint stock company “R.O.S.T. Corporate Project”
Stromynka Street 18, building 13
107996 Moscow
email: depo@rostcp.ru
tel: +7 (495) 980-9056
fax: +7 (495) 980-9056
Neither the Information Agent nor ROST Corporate Project will provide any recommendation or investment advice in relation to the ISSF.
2. INSTRUCTIONS ON HOW TO COMPLETE THE SHARE FORM OF ACCEPTANCE
2.1 The number of Polymetal Shares
If you wish to accept the ISSF Offer, indicate in Box 1 the total number of Polymetal Shares in respect of which you wish to accept the ISSF Offer. Then complete Boxes 1 — 8 (if applicable and, if so, as appropriate) and then sign Box 9 in accordance with the instructions set out at paragraph 2.10, below, which will, together with the receipt of relating Polymetal Shares by PMTL on the Depo Account, constitute your acceptance of the ISSF Offer.
The number of Polymetal Shares indicated in Box 1 must correspond to the number of Polymetal Shares transferred by you to the Depo Account.
If the number of Polymetal Shares indicated in Box 1 exceeds the number of Polymetal Shares transferred by you the Depo Account and you have signed Box 9, you will be deemed to have accepted the ISSF Offer in respect of the number of Polymetal Shares transferred by you to the Depo Account, as provided in and under the terms of the Share Form of Acceptance and the Institutional Share Swap Facility.
If the number of Polymetal Shares indicated in Box 1 is less than the number of Polymetal Shares transferred by you to the Depo Account and you have signed Box 9, you will be deemed to have accepted the ISSF Offer in respect of the number of Polymetal Shares transferred by you to the Depo Account, as provided in and under the terms of the Share Form of Acceptance and the Institutional Share Swap Facility.
If you have submitted more than one Share Form of Acceptance in respect of Polymetal Shares held on one and the same account the latest Share Form of Acceptance will be accepted as containing the correct details, however, you will be deemed to have accepted the ISSF Offer in respect of the number of Polymetal Shares transferred by you to the Depo Account prior to noon, London time (being 3:00 p.m., Moscow time), on 21 October 2011 or such later date as to which the period for acceptances of the ISSF Offer is extended by PMTL, regardless of the number of Polymetal Shares written in Box 1 of such latest Share Form of Acceptance or any of the previously submitted by you Share Forms of Acceptance.

If you have submitted your Share Form of Acceptance but the Polymetal Shares, with respect to which you have submitted your Share Form of Acceptance, are not credited to the Depo Account prior to noon, London time (being 3:00 p.m., Moscow time), on 21 October 2011 or such later date as to which the period for acceptances of the ISSF Offer is extended by PMTL, your acceptance of the ISSF Offer is invalid. PMTL may, at its own discretion, agree to accept Polymetal Shares received following such date upon a specific confirmation to you.
Please note that acceptances of the ISSF Offer are irrevocable.
2.2 Details of account for delivery of New Polymetal Shares
If you wish to accept the ISSF Offer, you must provide full and valid details of an account, opened in your name or name of your depositary or broker or other nominee, for delivery of New Polymetal Shares upon completion of the ISSF Offer.
Please note that if you are an entity or individual incorporated, registered and/or resident in the Russian Federation, but not an Eligible Employee, you must confirm that you are a “qualified investor” as defined in the Russian Securities Market Law and, unless you are a qualified investor listed in paragraph 2 of Article 51.2 of the Russian Securities Market Law, you must authorise a Russian broker to accept New Polymetal Shares on your behalf and provide details of such Russian broker in Box 6. In such case details provided in Box 2 must be details of your Russian broker or its respective broker, nominee or custodian.
2.3 Details of your securities account (either personal securities account in the Polymetal Register or a “depo” account with a Russian depositary), on which your Polymetal Shares are (or were) held and to which such Polymetal Shares must be returned if the ISSF Offer is terminated or any of your Polymetal Shares are not accepted for exchange
If you wish to accept the ISSF Offer, insert details of the Russian securities account within which your Polymetal Shares are (or were) held following the instructions in Boxes 3 -3f.
Please consult with your depositary before providing information relating to your Russian securities account, to ensure that the information provided will be sufficient for the purposes of providing a description of the basis for the transfer of securities to be included in the transfer order for the return of Polymetal Shares, as may be the case. If necessary, please provide any additional details or wording on a separate sheet.
Please liaise with your depositary (custodian) to obtain, or to assist you with obtaining, the number and date of the inter- depositary agreements entered into between your depositary and any intermediary depositary, or between any intermediary depositaries. Should your custodian (depositary) be unable to provide to you with these details, please indicate this in the relevant Boxes or on a separate sheet.
Please note that failure to indicate these details in this Share Form of Acceptance may result in delay or inability to return your Polymetal Shares to your “depo” account if the ISSF Offer is terminated.
2.4 Please follow the instructions in Boxes 4, 4a and 4b. Please note that if you leave Box 4 blank, your Share Form of Acceptance may be considered invalid.
2.5 Status of “qualified investor” under Russian Securities Market Law
If you are incorporated or registered in, or resident of the Russian Federation and have inserted ‘YES’ in Box 4 accordingly, unless you are an Eligible Employee, you must confirm that you fall within the definition of “qualified investor” under Article 51.2 of the Russian Securities Market Law and provide confirmatory documents to the ROST Corporate Project together with the executed Share Form of Acceptance. Please refer to paragraph 1.9 of Section 1 “Actions to be taken” for documents to be provided to the ROST Corporate Project to confirm the status of “qualified investor” under the Russian Securities Market Law.
2.6 Details of Russian broker
If you incorporated or registered in, or resident of the Russian Federation and you are a “qualified investor” under Article 51.2 of the Russian Securities Market Law but you are not one of the entities explicitly listed in paragraph 2 of Article 51.2 of the Russian Securities Market Law and not the Eligible Employee you may only accept New Polymetal Shares through a Russian licensed broker authorised to accept New Polymetal Shares on your behalf. Please provide full details of such broker in Box 6.
Please attach a copy of the licence issued to your Russian broker to this Share Form of Acceptance.

2.7 Status of the Eligible Employee
If you are the Eligible Employee, please indicate the number and date of your Employee Contract in Box 5c.
2.8 Representations and warranties
If you are unable to give the warranties and representation required by Section 3.1.11 of the Institutional Share Swap Facility, you must insert “NO” in Box 7 and contact the Information Agent. Otherwise, leave Box 7 blank.
If you do not put “NO” in Box 7 you will be deemed to have given such warranties and representations.
2.9 Full name(s) and address(es)
Please follow the instructions in Box 8.
Please provide a daytime telephone number and/or e-mail address at which you may be contacted in the event of any query.
2.10 Signatures
If you wish to accept the ISSF Offer you must sign Box 9. If you are a joint holding, arrange for all other joint holders to do likewise.
If you sign this Share Form of Acceptance and you are the Eligible Polymetal Shareholder, insert the name(s) and capacity (e.g. attorney or executor(s)) of the person(s) signing this Share Form of Acceptance in Box 9 where indicated. You should also deliver evidence of your authority to sign this Share Form of Acceptance together with this Share Form of Acceptance.
If you are incorporated, established, and registered in and/or resident of the Russian Federation and you are a “qualified investor” under Article 51.2 of the Russian Securities Market Law but you are not one of the entities explicitly listed in paragraph 2 of Article 51.2 of the Russian Securities Market Law and not the Eligible Employee you may only accept New Polymetal Shares through a Russian licensed broker authorised to accept New Polymetal Shares on your behalf and procure that such broker signs this Share Form of Acceptance on your behalf together with you. You should also procure the delivery of evidence of your broker’s authority to sign this Share Form of Acceptance on your behalf together with this Share Form of Acceptance.
You must not sign this Share Form of Acceptance if (i) you are located in Australia, Canada, Italy or Japan or, (ii) if you are incorporated, established and/or resident of the Russian Federation and (a) you are not a “qualified investor” as defined under Article 51.2 of the Russian Securities Market Law or (b) you are not the Eligible Employee, or (iii) if you are located in any other jurisdiction where the extension, execution or availability of the ISSF Offer are restricted or unlawful.

3. FORM OF ACCEPTANCE

The provisions of the Institutional Share Swap Facility are deemed to be incorporated in and form part of this Share Form of Acceptance.

Please complete Boxes 1 - 8 (if applicable and, as appropriate) and then sign Box 9 in accordance with the instructions set out in Section 2 “Instructions on how to complete the Share Form of Acceptance”, above, which will constitute your acceptance of the ISSF Offer.

PLEASE TYPEWRITE OR HANDWRITE INFORMATION REQUIRED IN BOXES 1 - 9 (IF APPLICABLE AND, AS APPROPRIATE, EXCEPT FOR THE SIGNATURE AND SEAL). IN CASE YOU HANDWRITE THS INFORMATION, PLEASE WRITE IN CAPITAL LETTERS.

1	Box 1 The number of Polymetal Shares Insert the total number of your Polymetal Shares in respect of which you wish to accept the ISSF Offer in Box 1.

2
Box 2

Details of the Clearing System Account for delivery of New Polymetal Shares

Please complete Box 2 IN ENGLISH to provide full and complete details of the Clearing System Account for delivery of New Polymetal Shares, which should be either (i) a valid CREST participant ID and CREST member account ID (including contact details at the bank/brokerage/nominee firm in whose name such account is); (ii) a valid Euroclear participant number and account details (including contact details at the bank/brokerage firm in whose name such account is); or (iii) a valid Clearstream participant number and account details (including contact details at the bank/brokerage firm in whose name such account is). The Clearing System Account must be registered in your name or in the name of your custodian, broker or other nominee. Please note that if you are incorporated, established registered in and/or resident of the Russian Federation, you must complete Boxes 4, 5 and, if applicable, Box 6. If you are filling out Box 6, please note that details that must be provided in this Box 2 must be details of your Russian broker authorised by you to receive New Polymetal Shares on your behalf or its respective broker, nominee or custodian.

Please indicate the Clearing System to which the above details of the Clearing System Account relate by ticking the appropriate box below:
CREST
Euroclear
Clearstream

3
Full detail of your securities account where your Polymetal Shares are held

Please complete this section 3 to provide full details of the securities account on which Polymetal Shares, with respect to which you are submitting this Share Form of Acceptance, are held or were held prior to their transfer to PMTL. Please note that if the ISSF Offer is terminated for any reason, the Polymetal Shares, which you will have transferred to PMTL prior to such termination, will be returned to the account, details of which are provided in this section 3.

If details of the securities account provided in this section 3 do not correspond with the details appearing on the copies of the transfer orders / transfer instructions confirming the transfer of Polymetal Shares to the Depo Account, which you are submitting together with this Share Form of Acceptance, your Share Form of Acceptance may be treated as invalid.

If you hold / held your Polymetal Shares in the personal securities account with the Polymetal Register, please complete Boxes 3a(a) and 3b and ignore Boxes 3a(b), 3c — 3f.

If you hold / held your Polymetal Shares in the “depo” account with a Russian-licensed depositary:

(a)     if the depositary with which you hold / held your Polymetal Shares, has an account of nominee holder directly in the Polymetal Register, please complete Boxes 3a(b), 3b and 3c and ignore Boxes 3a(a) and 3d-3f.

(b)     if there are any intermediary depositaries, please complete Boxes 3a(b), 3b — 3f, as appropriate, and ignore Box 3a(a).

3a	Box 3a Securities account number (personal securities account or depo account) Please indicate the number of: (a) your personal securities account with the Polymetal Register, or

(b) your “depo” account with the depositary.

3b
Box 3b

Please provide the following information exactly as it appears in the Polymetal Register or in your depositary, where your securities account on which you hold/ held your Polymetal Shares is opened (as appropriate), passport or other I.D. (document confirming registration or incorporation) and in the language in which it appears therein:

title/type of the document/certificate confirming your state registration (in respect of individuals passport or other I.D.)

number and date of issuance of such document/certificate (in respect of individuals passport or other I.D.)

name of the issuing state authority

3c
Box 3c

Please provide the following information in respect of the depositary, where your securities account on which you hold / held your Polymetal Shares is opened (the first level depositary) in Russian or in English, as applicable:

full name of the first level depositary (exactly as it appears in the depositary’s charter),

title/type of the document/certificate confirming depositary’s state registration.

number and date of issuance of such document/certificate. Name of the issuing state authority.

number and date of the depositary agreement entered into between you and the depositary

3d
Box 3d

Please provide the following information in respect of the intermediary depositary of the second level (if applicable) in Russian or in English, as applicable:

full name of the second level depositary

number and date of the inter-depositary agreement entered into between the first level depositary (detailed in Box 3c) and second level depositary number of depo account of the first level depositary opened with the second level depositary

3e
Box 3e

Please provide the following information in respect of the intermediary depositary of the third level (if applicable) in Russian or in English, as applicable:

full name of the third level depositary

number and date of the inter-depositary agreement entered into between the second level depositary (detailed in Box 3d) and third level depositary number of depo account of the second level depositary opened with the third level depositary

3f
Box 3f

If there are further intermediary depositaries (of forth, fifths and so on levels), please tick Box 3f and provide the same details with respect to each level intermediary depositary up to the intermediary depositary that has an account of nominee holder directly in the Polymetal Register in Russian or in English, as applicable, ON A SEPARATE SHEET OF PAPER and provide such completed sheet together with this Share Form of Acceptance.

4
Box 4

If you are established, incorporated and registered in and/or resident of the Russian Federation

If you are established, incorporated and registered in and/or resident of the Russian Federation, please insert ‘YES’ in Box 4 and proceed to Box 5. If you are NOT established, incorporated and registered in and/or resident of the Russian Federation, please insert ‘NO’ in Box 4 and proceed to Box 4a.

Please note that if you leave Box 4 blank, your Share Form of Acceptance may be considered invalid.

4a
Box 4a

If you are an Eligible Polymetal Shareholder and is resident in Austria

If you have inserted ‘NO’ in Box 4 and are resident in or located and registered in Austria please (i) insert ‘YES’, (ii) provide your name and address and (iii) confirm which of the two Options is applicable to you (the Austrian Option (a) or the Austrian Option (b)) in Box 4a. If you have inserted ‘YES’ in Box 4a and satisfy the criteria provided in paragraph 1.11(b) of this Share Acceptance Form and Section 3.1.10 of the Offer Document and you have indicated that the Austrian Option (b) is applicable to you, you must, in addition to submission of this Share Form of Acceptance to ROST Corporate Project, provide your financial statements verifying that such criteria are met to PMTL Holding Limited, c/o Dr Stephan Dachingar, Freshfields Bruckhaus Deringer LLP, Seilergasse 16, 1010 Vienna, Austria.

If you have inserted ‘NO’ in Box 4 and you are NOT resident in or located and registered in Austria, please leave this Box 4a blank and proceed to section 7.

4b
Box 4b

If you are an Eligible Polymetal Shareholder in the United Kingdom

If you have inserted ‘NO’ in Box 4 and you are an Eligible Polymetal Shareholder in the United Kingdom, please indicate your name and the number allocated to you in the FSA’s register of authorised persons in Box 4b.

If you have inserted ‘NO’ in Box 4 and you are NOT an Eligible Polymetal Shareholder in the United Kingdom, please leave this Box 4b blank and proceed to section 7.

5
Box 5

If you are NOT established, incorporated and registered and/or resident of the Russian Federation, and you have inserted ‘NO’ in Box 4, please ignore Box 5 and proceed to section 7.

If you have inserted ‘YES’ in Box 4 or left Box 4 blank and have left either Box 5a or Box 5b blank, your Share Form of Acceptance may be treated as invalid and may not be considered.

5a
Box 5a

Status of “qualified investor” under the Russian Securities Market Law

If you are an Eligible Polymetal Shareholder established, incorporated, registered and/or resident of the Russian Federation and you have inserted ‘YES’ in Box 4 above, and if you are a “qualified investor” listed in paragraph 2 of Article 51.2 of the Russian Securities Market Law please indicate in Box 5a the type(s) of activity you perform, which are explicitly listed in paragraph 2 of Article 51.2 of the Russian Securities Market Law. Please ensure that you enclose with this Share Form of Acceptance documents confirming your status of “qualified investor” under the Russian Securities Market Law. Please see paragraph 1.9 of Section I “Actions to be taken” for the description of documents that you are required to provide.

5b
Box 5b

If you are established, incorporated and registered and/or resident of the Russian Federation and you have inserted ‘YES’ in Box 4 above, and if you are a “qualified investor” recognised as such by a broker and not listed in paragraph 2 of Article 51.2 of the Russian Securities Market Law, please tick Box 5b. Please enclose with this Share Form of Acceptance documents confirming your status of “qualified investor” under the Russian Securities Market Law (see paragraph 1.9 of Section I “Actions to be taken” above).

5c
Box 5c

If you are the Eligible Employee, please indicate in Box 5c the number and date of your Employment Contract, as well as the number and date of all amendments to your Employment Contract (if any):

6
Box 6

Details of a Russian broker

If you have ticked Box 5b above, please complete Box 6 to provide full details of your Russian broker, that is authorised by you to accept New Polymetal Shares and enter into the ISSF on your behalf, IN RUSSIAN AND, IF APPLICABLE, IN ENGLISH:

full name, including organisational form

registered address

main state registration number (OGRN)

date of issuance, date of validity and issuing state authority of a broker’s license full details of the account registered in the name of such broker or its broker or custodian, to which New Polymetal Shares must be delivered upon completion of the ISSF Offer. Details of any such account must correspond with the details provided in Box 2 above.

7
Box 7

Representations and warranties

If you are unable to give the representations, warranties and undertakings required by Section 3.1.11 of the Institutional Share Swap Facility, insert ‘NO’ in Box 7. Otherwise, leave Box 7 blank.

8	Box 8 WITH RESPECT TO LEGAL ENTITIES: Name(s): (Name(s) in accordance with the company charter, including form of incorporation and jurisdiction)

Details of state registration: (OGRN, INN, KPP, OKPO code, OKVED codes (for Russian legal entities); registration number (for foreign legal entities)

Registered office details:

Telephone number and e-mail address:

Contact details of the person who are responsible for share transfer

WITH RESPECT TO INDIVIDUALS: Name(s): (Name in full of individual shareholder)

I.D. document: (Name of document, series, number, issuing authority and date of issue of the document)

Residential address (registration): (Full address: Apt. No., street name and number, city, region, country, postal code)

Postal address (mailing address):

Telephone number and e-mail address:

Telephone number, e-mail address and name of the person(s) who is (are) responsible for completion of this Form of Acceptance and for the share transfer:

Box 9
Signatures
By executing this Share Form of Acceptance you will be deemed to have accepted the ISSF Offer in respect of such number of Polymetal Shares as indicated in your Share Form of Acceptance (or, if the number inserted in Box 1 is greater than the number of Polymetal Shares, which you have transferred to the Depo Account as part of the acceptance process, you will be deemed to have accepted the ISSF Offer in respect of the number of Polymetal Shares transferred by you, and credited, to the Depo Account; and, if the number inserted in Box 1 is less than the number of Polymetal Shares, which you have transferred to the Depo Account as part of the acceptance process, you will be deemed to have accepted the ISSF Offer in respect of the number of Polymetal Shares transferred by you, and credited, to the Depo Account) and you hereby:
(a)	acknowledge and agree that you have received and read the Institutional Share Swap Facility Offer Document;
(b)	represent and warrant that you have full power, capacity and authority under applicable law to accept the ISSF Offer, dispose and transfer the Polymetal Shares to which this Share Form of Acceptance relates, and you give the representations and warranties listed in Section 3.1.11 of the Institutional Share Swap Facility;
(c)	represent and warrant that PMTL will acquire good and unencumbered title to the Polymetal Shares, free and clear of all liens, restrictions, charges and encumbrances, together with all rights now or hereafter attaching to them, including voting rights and rights to dividends, other distributions and payments hereafter declared, made or paid, other than any dividend, the record date for the receipt of which will be prior to the Expiration Time, and while you have validly owned the Polymetal Shares, to which this Form of Acceptance relates, as set out in Section 3.1.11 of the Institutional Share Swap Facility, and the same will not be subject to any adverse claim;
(d)	represent and warrant that pursuant to the relevant trust agreement you have full power and authority to accept the ISSF Offer, dispose and transfer the Polymetal Shares to PMTL to the Depo Account and that PMTL will acquire good and unencumbered title to the Polymetal Shares, free and clear of all liens, restrictions, charges and encumbrances, together with all rights now or hereafter attaching to them, including voting rights and rights to dividends, other distributions and payments hereafter declared, made or paid, other than any dividend, the record date for the receipt of which will be prior to the Expiration Time, and while you have validly owned the Polymetal Shares, to which this Form of Acceptance relates, as set out in Section 3.1.11 of the ISSF Offer Document, and the same will not be subject to any adverse claim and give representations and warranties listed in Section 3.1.11 of the Institutional Share Swap Facility, if you are acting as a trustee with respect to the Polymetal Shares;
(e)	confirm that you have transferred, or procured the transfer of, the Polymetal Shares with respect to which you accept the ISSF Offer to PMTL as part of the acceptance process;
(f)	acknowledge and agree that:
(i)	a fee will be charged by ROST Registrar, ROST Corporate Project and, if applicable, the Russian depositaries acting as nominee holders (as the case may be) for the transfer of Polymetal Shares: (1) from your account to the Depo Account; and (2) if Polymetal Shares are returned if the ISSF Offer is terminated for any reason, from the Depo Account to the your account or accounts of the relevant Russian depositaries acting as nominee holders; and

(ii)	costs and fees charged by ROST Registrar, ROST Corporate Project, Russian depositaries (nominee holders), if any (as applicable), will be borne by you;
(g)	acknowledge and agree that PMTL may, at its sole discretion, terminate or amend this ISSF Offer for any reason, or may postpone the acceptance or exchange of Polymetal Shares tendered or may not be required to purchase any of the Polymetal Shares to which the Share Form of Acceptance relates, in which case PMTL will return to you the Polymetal Shares, which you have credited to PMTL to the Depo Account and with respect to which you are submitting this Share Form of Acceptance, and agree and undertake that you will do all acts and things required from you to accept the Polymetal Shares so returned, including submission of the relevant receipt instruction to your Russian depositary, if required;

(h)	waive any and all rights in respect of the Polymetal Shares other than the right to receive the share(s) in Polymetal International PLC (New Polymetal Shares) to which you may become entitled under the ISSF Offer or to receive the Polymetal Shares back if the ISSF Offer is terminated by PMTL; and
(i)	acknowledge and agree that the ISSF Offer and the agreements made in accordance therewith shall be governed by English law, that this Share Form of Acceptance is made available in English with a Russian translation, that the Russian version of this Share Form of Acceptance is provided for information purposes only and that in the event of any conflict between the Russian and the English versions the English text of this Share Form of Acceptance and the Institutional Share Swap Facility shall prevail for any and all purposes.
Each Polymetal Shareholder accepting the ISSF certifies, acknowledges, represents, warrants and agrees to the following statements:
(a)	I have (or if I am acting on behalf of another person, such person has confirmed to me that it has) carefully read, understood, acknowledged and agreed to the contents of the ISSF Notice, the Offer Document and the Additional Information Document;

(b)	I am either (a) the owner (vladelets) of the relevant Polymetal Shares as this term is defined under Russian Law, or (b) the trustee (doveritel’nyi upravlyayuschiy) of the relevant Polymetal Shares as this term is defined under Russian Law and acting as trustee (doveritel’nyi upravlyayuschiy) pursuant to the applicable Russian securities laws and have the right to dispose of and exchange the relevant Polymetal Shares for New Polymetal Shares in the manner as set out in the Institutional Share Swap Facility and this Share Form of Acceptance pursuant to the relevant trust agreement;

(c)	I am (or if I am acting on behalf of another person, such person has confirmed to me that it is) the holder of the number of Polymetal Shares specified in this Share Form of Acceptance;

(d)	I am (or if I am acting on behalf of another person, such person has confirmed to me that it is) a person to whom it is lawful to deliver New Polymetal Shares pursuant to the ISSF (and who may hold New Polymetal Shares under applicable laws) and that I will comply (or if I am acting on behalf of another person, such person has confirmed to me that it will comply) with all applicable laws in receiving New Polymetal Shares;

(e)	I acknowledge (or if I am acting on behalf of another person, such person has confirmed to me that it acknowledges) that there is a significant period of time between accepting the ISSF and, if the ISSF becomes unconditional, receiving New Polymetal Shares;

(f)	I understand (or if I am acting on behalf of another person, such person has confirmed to me that it understands) that (a) no action has been or will be taken in any jurisdiction that would permit a public offering of New Polymetal Shares, (b) the distribution of materials and information in relation to the ISSF in certain jurisdictions may be restricted by law and I understand that I (or if I am acting on behalf of another person, such person has confirmed to me that it understands that it) should inform itself about and observe any such restriction;

(g)	I understand (or if I am acting on behalf of another person, such person has confirmed to me that it understands) that (a) New Polymetal Shares may not be offered or sold, directly or indirectly, and (b) neither this document nor any other material or advertisement in connection with the New Polymetal Shares or in relation to the ISSF may be distributed or published, in or from any country or jurisdiction except under circumstances that will result in compliance with any and all applicable rules and regulations of any such country or jurisdiction and that any failure to comply with these restrictions may constitute a violation of securities laws;

(h)	I understand (or if I am acting on behalf of another person, such person has confirmed to me that it understands) that this document does not constitute an offer to acquire Polymetal Shares or to deliver New Polymetal Shares to any person in any jurisdiction to whom it is unlawful to make such offer or solicitation in such jurisdiction;

(i)	I have conducted my (or if I am acting on behalf of another person, such person has confirmed to me that it has conducted its) own investigation with respect to the ISSF and the New Polymetal Shares and that without limiting the generality of the foregoing, I have (or if I am acting on behalf of another person, such person has confirmed to me that it has) satisfied myself concerning the tax, legal, currency and other economic considerations relevant to the New Polymetal Shares;

(j)	I understand (or if I am acting on behalf of another person, such person has confirmed to me that it understands) that none of New Polymetal, PMTL nor Polymetal has made any representation to with respect to the merits of an investment in the New Polymetal Shares;

(k)	I acknowledge (or if I am acting on behalf of another person, such person has confirmed to me that it acknowledges) that (a) the New Polymetal Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, are subject to restrictions on resale as set forth in Annex 1 below and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and of the securities laws of any state or other jurisdiction of the United States (b) the New Polymetal Shares are being issued pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 802 under the Securities Act and (c) there will be no public offer of the New Polymetal Shares in the United States;

(l)	I acknowledge (or if I am acting on behalf of another person, such person has confirmed to me that it acknowledges) that acquirers of the New Polymetal Shares should notify any subsequent transferees of any applicable resale or transfer restrictions relating to the New Polymetal Shares as set forth below in Annex 1;

(m)	I represent, warrant, acknowledge, undertake and agree as provided in Section 3.1.11 of the Offer Document.

(n)	I certify (or if I am acting on behalf of another person, such person has confirmed to me that it certifies) that if I am (or it is) a US person as defined in the Securities Act,
(A)	I (or it) will acquire the New Polymetal Shares for investment purposes, and not with a view toward resale or distribution within the meaning of the US securities laws, subject to the understanding that the disposition of its property shall at all times be and remain within its control;

(B)	I (or it) acknowledges that the New Polymetal Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and

(C)	I (or it) acknowledges and agrees to the transfer restrictions set forth below in Annex 1;
(o)	I acknowledge (or if I am acting on behalf of another person, such person has confirmed to me that it acknowledges) that by virtue of acquiring New Polymetal Shares I (or it) will be deemed to have acknowledged that Polymetal, PMTL and New Polymetal reserve the right to make inquiries of any holder of the Polymetal Shares or the New Polymetal Shares at any time as to such persons’ status under the U.S. securities laws or any other applicable laws and compliance with the transfer restrictions set forth below in Annex 1. None of Polymetal, PMTL or New Polymetal will be obligated to recognize any resale or other transfer of New Polymetal Shares or any beneficial interest therein other than in compliance with the transfer restrictions set forth below in Annex 1;

(p)	I acknowledge (or if I am acting on behalf of another person, such person has confirmed to me that it certifies that it acknowledges) that none of the Offer Document, Additional Information Document or ISSF Notice is a prospectus for the purposes of the Prospectus Directive and that a prospectus has not been and will not be prepared in accordance with the Prospectus Directive in relation to the New Polymetal Shares in connection with the ISSF;

(q)	I acknowledge (or if I am acting on behalf of another person, such person has confirmed to me that it certifies that it acknowledges) that the relevant clearances have not been, and will not be, obtained from the Securities Commission of any province or territory of Canada; no document in relation to the Merger has been, or will be lodged with, or registered by, The Australian Securities and Investments Commission; and no registration statement has been, or will be, filed with the Japanese Ministry of Finance in relation to the ISSF and that accordingly, subject to certain exceptions, the New Polymetal Shares may not, directly or indirectly, be offered or sold within Canada, Australia or Japan or offered to or sold to a resident of Canada, Australia or Japan;

(r)	I hereby confirm and agree that I will (and if I am acting on behalf of another person, such person has confirmed to me that will) indemnify and hold harmless the Company, PMTL, New Polymetal, the Depositary and each of their affiliates, employees, directors and officers (“Indemnified Parties”), from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred by any of them in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, (the foregoing, collectively, “Losses”) in connection with any matter in any way relating to or referred to in this Form of Acceptance and Certification provided that this indemnity shall only apply so far as is permitted by law;

(s)	I agree that this Share Form of Acceptance and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Share Form of Acceptance (a “Claim”) shall be governed by and construed in accordance with English law;

(t)	I acknowledge and agree (or if I am acting on behalf of another person, such person has confirmed to me that it acknowledges and agrees) that each of the Company, PMTL, New Polymetal, ROST Corporate Project and each of their affiliates, employees, directors and officers counsel may rely on the instructions, certifications, representations, acknowledgements and agreements made in this Share Form of Acceptance and that such instructions, certifications, representations, acknowledgements and agreements will be deemed to be given as of the date on which I accept the ISSF and at all stages of the ISSF thereafter through and including the date of distribution of the New Polymetal Shares; and

(u)	I acknowledge and agree that:
(A)	an original executed version of this Share Form of Acceptance must be delivered by courier or post to ROST Corporate Project in accordance with Sections 1.1 and 1.2 of “Actions to be taken” above;

(B)	neither the Company, PMTL, New Polymetal, ROST Corporate Project will be liable for any delay in or non-delivery of New Polymetal Shares due to invalid or erroneous information provided by me;

(C)	this Share Form of Acceptance given by me (including the instructions, certifications, representations, acknowledgements and agreements therein) shall be binding upon my successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives; and

(D)	any New Polymetal Shares to which I am entitled pursuant to the ISSF should be delivered to the Clearing System Account specified in Box 2 of “Form of Acceptance” above.
By accepting the ISSF Offer in accordance with the procedures described herein and executing this Share Form of Acceptance you further authorise PMTL to supply information regarding your acceptance of the ISSF Offer and the ISSF Offer as required by Cypriot or other applicable law or otherwise requested by governmental or regulatory authorities.

EXECUTION BY A LEGAL ENTITY:
Signed and delivered by
Signature(s):

Signature(s) and company seal (if applicable) (mandatory for entities registered in the Russian Federation):

Seal

    Acting on the basis of:
    (Type, number and date of issue of document confirming the authority of the authorized representative acting on your behalf)

    Date:

EXECUTION BY INDIVIDUALS:
Signed and delivered by:
Signature:

    Your name in full or name of your authorized representative acting on your behalf:

    Acting on the basis of (if authorized representative acting on your behalf):
    (Type, number and date of issue of document confirming the authority of the authorized representative acting on your behalf)

    Date:

    Address and Postcode:

EXECUTION BY BROKER (IF APPLICABLE):
Signed and delivered by

     Signature(s) and company seal (if applicable) (mandatory for entities registered in the Russian Federation):

Seal
Name in full of (i) the company officer acting on behalf of the broker without power of attorney and position in accordance with the charter, or (ii) authorized representative acting on behalf of the broker on the basis of a power of attorney:

    Acting on the basis of:
    (Type, number and date of issue of document confirming the authority of broker acting on your behalf)

    Date:

Annex 1
Transfer Restrictions Applicable to New Polymetal
Shares Received as consideration under ISSF
THE NEW POLYMETAL SHARES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 802 UNDER THE SECURITIES ACT OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE HOLDER OF NEW POLYMETAL SHARES AGREES FOR THE BENEFIT OF POLYMETAL AND NEW POLYMETAL THAT THE NEW POLYMETAL SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (B) PURSUANT TO ANOTHER EXEMPTION FROM, OR A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE HOLDER OF THE NEW POLYMETAL SHARES WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF SUCH NEW POLYMETAL SHARES OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THE BENEFICIAL OWNER OF THE NEW POLYMETAL SHARES MAY NOT DEPOSIT OR CAUSE TO BE DEPOSITED SUCH NEW POLYMETAL SHARES INTO ANY DEPOSITARY RECEIPT FACILITY IN RESPECT OF THE NEW POLYMETAL SHARES ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK, OTHER THAN A RULE 144A RESTRICTED DEPOSITARY RECEIPT FACILITY, SO LONG AS SUCH SHARES ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144(a)(3) UNDER THE SECURITIES ACT. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE NEW POLYMETAL SHARES.